REGISTRATION NO. 33 _____________

As filed with the Securities and Exchange Commission on May 26,
1995


               SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549


                            FORM S-8

                     REGISTRATION STATEMENT

                              UNDER

                   THE SECURITIES ACT OF 1933



                    TENNEY ENGINEERING, INC.
(Exact name of registrant as specified in its charter)


     New Jersey                         22-1323920

(State or other jurisdiction            (I.R.S.. Employer
of incorporation or organization)       Identification No.)

                      1090 Springfield Road
                     Union, New Jersey 07083
       (Address of principal executive offices) (zip code)

                    TENNEY ENGINEERING, INC.
                1995 INCENTIVE STOCK OPTION PLAN
                    (Full title of the plan)

                  Robert S. Schiffman, Chairman

                    TENNEY ENGINEERING, INC.
                      1090 Springfield Road
                     Union, New Jersey 07083
                       Tel: (908) 686-7870

(Name, address and telephone number of agent for service)

                            Copy to:

                         PETER T. RADO
                     IDE, HAIGNEY & RADO LLP
                       317 Madison Avenue
                    New York, New York 10017
 CALCULATION OF REGISTRATION FEE
=================================================================
Title of       Number         Proposed    Proposed     Amount of
Securities     to be          Maximum     Maximum
Registration
to be          Registered     Offering    Aggregate    Fee
Registered                    Price Per   Offering
                              Share (1)   Price (1)
- -----------------------------------------------------------------
- --
Common Stock   400,000        $.22        $88,000      $100*
$ .10 par
value
=================================================================
*minimum fee

1. Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose
     of calculating the amount of the registration fee. The price per share is estimated to be $.22 based on the average of the high and low price bid and asked for the Common Stock on the over-the-counter bulletin board on May 22, 1995.

2. Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved
     for issuance pursuant to the 1995 Incentive Stock Option
Plan
     as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule
428(b)(1) promulgated under the Securities Act of 1933, as amended
(the "Securities Act").


                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994, which contains audited financial statements for the most recent year for which such statements have been filed;

     (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10, filed with the
Commission November, 1958, as amended by Amendment No. 1 on Form
8,
dated October 11, 1982, registering Tenney's Common Stock pursuant to the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), or 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A: 3-5 of the New Jersey Business Corporation Act permits New Jersey corporations to indemnify their present or former directors, officers, employees and agents ("corporate agent") against expenses and liabilities incurred in connection with civil or criminal legal proceedings arising out of the indemnitee's role as such corporate agent. In order to qualify for indemnification in civil matters, other than a proceeding by or i the right of the corporation, the corporate agent must establish that he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and in criminal proceedings, he must establish that he had no reasonable cause to believe his conduct was unlawful. In civil proceedings by or in the right of the corporation indemnification is permitted for expenses only. However, no indemnification is permitted if the corporate agent shall have been adjudged liable for negligence or misconduct unless an appropriate court shall determine, in view of all the circumstances, that the corporate agent is fairly and reasonably entitled to indemnity. Indemnification for expenses, including counsel fees, is mandatory to the extent that the corporate agent successfully defends any civil or criminal proceeding on the merits. New Jersey corporations are authorized to purchase and maintain insurance on behalf of corporate agents against expenses and liabilities arising out of their roles as such. The New Jersey indemnification statute is non-exclusive in that statutory indemnification does not exclude any other rights to which the corporate agent may be entitled under a certificate of incorporation, by-laws, agreement, vote of shareholders, or otherwise. However, no statutory indemnification shall be made if it is inconsistent with a provision of the certificate of incorporation, by-laws, directors' or shareholders' resolution, o other proper corporate action then in effect.

     The registrant's certificate of incorporation grants the registrant the power to indemnify any director, officer or employee against reasonable expenses (including attorney's fees and to the extent permitted by law, any amount paid in settlement) actually and necessarily incurred in connection with the defense of any legal proceeding, except as to matters as to which the director, officer or employee is adjudged to be liable for negligence or misconduct in the performance of his duties.


Item 8.  EXHIBITS

     See Exhibit Index following signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.   UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-
8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on May 26, 1995.


                                   TENNEY ENGINEERING, INC.


                                   /s/ Robert S. Schiffman
                                   Robert S. Schiffman, President
                                   Chief Executive Officer and
                                   Chairman



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on May 26, 1995:

Signature                     Title



/S/ Robert S. Schiffman       President, Chief Executive
Robert S. Schiffman           Officer and Chairman of the Board


/S/ Martin Pelman             Vice President, Treasurer
Martin Pelman                 and Chief Accounting Officer


/S/ Saul S. Schiffman         Vice Chairman, Secretary
Saul S. Schiffman             and Director


/S/ David C. Schiffman        Director
David C. Schiffman


/S/ David A. Schuh            Director
David A. Schuh

                        INDEX TO EXHIBITS


5.1 Opinion of Ide, Haigney & Rado LLP regarding legality of the Common Stock being registered

23.1      Consent of Zeller, Weiss & Kahn

23.2      Consent of Ide, Haigney & Rado LLP
          (included in opinion filed as Exhibit 5.1)

99.1      1995 Incentive Stock Option Plan (Exhibit A to the 1995
          Annual Meeting Proxy Statement dated March 31, 1995)

                                                      EXHIBIT 5.1


             [LETTERHEAD OF IDE, HAIGNEY & RADO LLP)


                                                  May 26, 1995
TENNEY ENGINEERING, INC.
1090 Springfield Road
Union, New Jersey 07083

Re: Registration Statement on Form S-8
    Tenney Engineering, Inc. 1995,
    Incentive Stock Option Plan

Gentlemen:

     We have served as counsel for Tenney Engineering, Inc., a New
Jersey corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 400,000 shares (the "Shares") of common stock, $.10 par value, of the Company, to be issued and sold by the Company to its employees pursuant to the Tenney Engineering, inc., 1995 Incentive Stock Option Plan (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the Company and the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares following payment therefor as provided in the Plan, the Shares will
          be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit
5.1
to the Registration Statement.

                                   Very truly yours,


                                   /S/ IDE, HAIGNEY & RADO LLP
                                       IDE, HAIGNEY & RADO LLP
                                                    Exhibit 23(a)




                 CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tenney Engineering, Inc. 1995 Incentive Stock Option Plan of our report dated March 29, 1995, with respect to the consolidated financial statements and schedule of Tenney Engineering, Inc. included or incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1994 filed with the Securities and Exchange Commission.






                                        /S/ ZELLER WEISS & KAHN
                                            ZELLER WEISS & KAHN



Mountainside, New Jersey
May 26, 1995